Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock Funds III of our report dated February 17, 2025, relating to the financial statements and financial highlights of BlackRock Cash Funds: Institutional and BlackRock Cash Funds: Treasury, which appears in BlackRock Funds III’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Master Investment Portfolio of our report dated February 17, 2025, relating to the financial statements and financial highlights of Money Market Master Portfolio and Treasury Money Market Master Portfolio, which appears in Master Investment Portfolio’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 24, 2025